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                                                                     EXHIBIT 4.1


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                             POGO PRODUCING COMPANY


                             ______________________


                                Fourth Amendment

                            Dated as of May 3, 2000

                                       to


                     Amended and Restated Credit Agreement

                           Dated as of August 1, 1997




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           FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 3, 2000 (the "Amendment"), among POGO PRODUCING COMPANY, a Delaware
                  ---------
corporation (the "Borrower"), the various financial institutions which are or
                  --------
may become parties to the Credit Agreement, as amended hereby (collectively, the "Lenders"), BANK OF MONTREAL, acting through its Chicago, Illinois branch, (the
 -------
"Bank"), as administrative agent (the "Agent") for the Lenders, and PARIBAS,
 ----                                  -----
formerly known as Banque Paribas, as documentation agent (either the "Documentation Agent" or "Co-Agent", and together with the Agent, the "Agents"),
--------------------      --------                                     ------
for the Lenders,

                              W I T N E S S E T H

     WHEREAS the Borrower, the Lenders and the Agents are parties to a certain Amended and Restated Credit Agreement, dated as of August 1, 1997, as previously amended (the "Credit Agreement"); and
              ----------------

     WHEREAS the Borrower desires to amend certain provisions of the Credit Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, or except as the definition may be amended by this Amendment, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

     2.   AMENDMENT TO CREDIT AGREEMENT.  Subsection 8.4(a) of the Credit
                                          -----------------
Agreement is amended hereby by replacing "525,000,000" with "$565,000,000".

     3.   REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lenders and the Agents to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article VI of the Credit Agreement (except to the extent
                        ----------
any such representation and warranty relates solely to an earlier date) and additionally represents and warrants as follows:

     3.1  Organization.  The Borrower and each of its corporate Subsidiaries is
          ------------
a corporation validly organized and existing and in good standing under the laws of the state, or country, of its incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries taken as a whole or the Borrower's ability to perform the Loan Documents, as such may be amended hereby, or this Amendment. Each of the Borrower's Subsidiaries which is organized as a partnership is validly organized and existing and in good standing under the laws of the state of its formation, and is duly qualified to do business and is in good
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standing as a foreign partnership where the nature of its business requires such qualification, except where failure to qualify would not have a material adverse effect on the business or financial condition of the Borrower, or the Borrower and its Subsidiaries taken as a whole or the Borrower's ability to perform under the Loan Documents, as such may be amended hereby, or this Amendment. The Borrower and each of its Subsidiaries has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under the Credit Agreement, as amended hereby, each other Loan Document and this Amendment and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

     3.2  Due Authorization, Non-Contravention.  The execution, delivery and
          ------------------------------------
performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby and by the Credit Agreement as so amended, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not

               (a) contravene the Borrower's Organic Documents;

               (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any Subsidiary; or

               (c) result in, or require the creation or imposition of, any Lien on any properties of the Borrower or its Subsidiaries except as Liens will be imposed, created, or required upon execution and delivery of the Security Documents pursuant to Section 7.11 of the Credit Agreement.
                                    ------------

     3.3  Governmental Approval.  No authorization or approval or other action
          ---------------------
by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by the Borrower of this Amendment.

     3.4  Validity, etc.  This Amendment and the Credit Agreement as amended
          --------------
hereby constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms except as such enforceability is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

     4.   EFFECT OF AMENDMENT.

     This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

                                       2
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     5.   GOVERNING LAW, SEVERABILITY, ETC.

     THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

     THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     6.   MISCELLANEOUS.

     6.1  Successors and Assigns.  This Amendment shall be binding upon and
          ----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns.

     6.2  Counterparts.  This Amendment may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.3  Effectiveness.  This Amendment shall become effective when
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counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent.

                                       3
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                              POGO PRODUCING COMPANY


                              By: /s/ James P. Ulm II
                                 -----------------------------------------------
                              Name:  James P. Ulm II
                              Title: Vice President and Chief Financial Officer

                                      S-1
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                              BANK OF MONTREAL, acting through its U.S. branches
                              and agencies, including initially its Chicago Illinois branch, as Agent


                              By: /s/ Sara J. Teasdale
                                 ----------------------------------------
                              Name: Sara J. Teasdale
                              Title: Director

                                      S-2
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                              PARIBAS, formerly known as Banque Paribas, as
                              Documentation Agent


                              By: /s/ Barton D. Schouest
                                 -------------------------------------
                              Name:  Barton D. Schouest
                              Title: Managing Director

                              By: /s/ A. David Dodd
                                 --------------------------------------
                              Name:  A. David Dodd
                              Title: Vice President

                                      S-3
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                              BANK OF MONTREAL, as a Lender


                              By: /s/   Melissa Bauman
                                 -----------------------------------------
                              Name: Melissa Bauman
                              Title: Director

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                              PARIBAS, formerly known as Banque Paribas, as a
                              Lender


                              By: /s/ Barton D. Schouest
                                 -----------------------------------------
                              Name:  Barton D. Schouest
                              Title: Managing Director

                              By: /s/ A. David Dodd
                                 -----------------------------------------
                              Name:  A. David Dodd
                              Title: Vice President

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                              FLEET NATIONAL BANK, formerly BankBoston, N.A., as
                              a Lender


                              By: /s/ Terrence Ronan
                                 -----------------------------------------
                              Name:  Terrence Ronan
                              Title: Director

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                              BANK OF AMERICA, N.A., formerly NationsBank, N.A.,
                              as a Lender


                              By: /s/ Mary Louise Allen
                                 -----------------------------------------
                              Name:  Mary Louise Allen
                              Title: Vice President

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                              ABN AMRO BANK N.V., as a Lender


                              By: /s/ Jamie A. Conn
                                 -----------------------------------------
                              Name:  Jamie A. Conn
                              Title: Vice President


                              By: /s/ Matt McCain
                                 -----------------------------------------
                              Name:  Matt McCain
                              Title: Assistant Vice President

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                              SOCIETE GENERALE, as a Lender


                              By: /s/ Paul E. Cornell
                                 -----------------------------------------
                              Name:  Paul E. Cornell
                              Title: Managing Director

                                      S-9
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                              TORONTO DOMINION (TEXAS), INC., as a Lender


                              By: /s/ Carol Brandt
                                 -----------------------------------------
                              Name:  Carol Brandt
                              Title: Vice President

                                      S-10
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                              THE SANWA BANK LIMITED, NEW YORK BRANCH, as a
                              Lender


                              By: /s/ C. Lawrence Murphy
                                 -----------------------------------------
                              Name:  C. Lawrence Murphy
                              Title: Senior Vice President

                                      S-11